UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under Rule 14a-12
CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CURIS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 26, 2023
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Curis, Inc. (the “Special Meeting”), will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2023SM on September 26, 2023 at 10:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:
1.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 232,812,500 to 460,625,000 and the number of authorized shares of our common stock from 227,812,500 to 455,625,000 (the “Authorized Shares Proposal”);
2.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock, by a ratio of not less than 1-for-5 and not more than 1-for-25, and a proportionate reduction in the number of authorized shares of capital stock and common stock, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
3.    To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the adoption and approval of the Authorized Shares Proposal or the Reverse Stock Split Proposal.
The board of directors has fixed the close of business on August 17, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. The Special Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/CRIS2023SM. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. Your vote is very important to us. Whether or not you plan to attend the Special Meeting online, it is important for your shares to be represented and voted.
A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about August 18, 2023 and sent by e-mail to our stockholders who have opted for such means of delivery on or about August 18, 2023.
If you are a stockholder of record, you may vote in one of the following ways:
1.    You may submit a proxy to vote over the Internet. If you have Internet access, you may submit a proxy to vote from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Submit a Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.    You may submit a proxy to vote by telephone. You may submit a proxy to vote by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit a Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.    You may submit a proxy to vote by mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.    You may vote your shares online while virtually attending the Special Meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2023SM. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow to submit a proxy to vote your shares.
You may revoke your proxy at any time before the Special Meeting by following the procedures described in the proxy statement. Further information about how to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting is included in the accompanying proxy statement.
All stockholders are cordially invited to attend the virtual Special Meeting.
By Order of the Board of Directors,
James E. Dentzer
President and Chief Executive Officer
Lexington, Massachusetts
August 18, 2023
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

PROPOSAL 1 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	8
Purpose	8
Possible Effects of the Amendment	9
Board Recommendation	9

PROPOSAL 2 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT	10
Criteria to be Used for Decision to Apply the Reverse Stock Split	10
Background and Reasons for the Reverse Stock Split	11
Certain Risks Associated with the Reverse Stock Split	12
Reservation of Right to Abandon the Amendment to our Restated Certificate of Incorporation and the Reverse Stock Split	12
Procedure for Implementing the Reverse Stock Split	13
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock	14
Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)	15
Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on our transfer agent’s books and records but do not hold stock certificates)	15
Exchange of Stock Certificates	15
Fractional Shares	16
Effect of the Reverse Stock Split on Employee Plans, Options and Restricted Stock Awards	16
No Appraisal Rights	16
Accounting Matters	16
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	16
Board Recommendation	18

PROPOSAL 3 — ADJOURNMENT PROPOSAL	19
Board Recommendation	19

OTHER MATTERS	20
Stockholder Proposals for 2024 Annual Meeting	20
Solicitation of Proxies	20
Householding of Special Meeting Materials	20

CURIS, INC.
128 Spring Street, Building C – Suite 500
Lexington, Massachusetts 02421
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 26, 2023
This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”), to be held virtually on September 26, 2023 at 10:00 a.m. Eastern Time and at any adjournments thereof. The Special Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2023SM.
Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries. We include our website address (www.curis.com) in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this proxy statement.
Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on September 26, 2023:
The proxy statement is available at www.proxyvote.com.
We will mail, or send by e-mail to our stockholders who have opted for such means of delivery, the Notice of Special Meeting, this proxy statement and a proxy card, to our stockholders on or about August 18, 2023.
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
How will the Special Meeting be held?
The Special Meeting will be conducted as a live virtual meeting of stockholders online via webcast. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2023SM. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person. The webcast will start at 10:00 a.m., Eastern Time, on September 26, 2023. You will need the control number included on your proxy card or voting instruction form in order to be able to enter the Special Meeting online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2023SM. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 9:45 a.m., Eastern Time, on September 26, 2023, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/CRIS2023 on the meeting date. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2023SM in advance of the meeting. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
What is the purpose of the Special Meeting?
At the Special Meeting, stockholders will consider and vote on the following matters:
1.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 232,812,500 to 460,625,000 and the number of authorized shares of our common stock from 227,812,500 to 455,625,000 (the “Authorized Shares Proposal”);

2.    To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock, by a ratio of not less than 1-for-5 and not more than 1-for-25, and a proportionate reduction in the number of authorized shares of capital stock and common stock, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
3.    To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the adoption and approval of the Authorized Shares Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).
Who can vote at the Special Meeting?
To be entitled to vote on the above matters, you must have been a stockholder of record at the close of business on August 17, 2023, the record date for the Special Meeting. The number of shares entitled to vote at the meeting is 117,704,554 shares of our common stock, which is the number of shares that were outstanding on the record date.
How many votes do I have?
Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and submit your proxy to vote. Choose the method of proxy submission that is easiest and most convenient for you and please submit your proxy to vote as soon as possible.
How do I vote?
Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you have the right to grant your proxy or to vote at the Special Meeting and you can submit a proxy to vote or vote (as applicable) in any one of the following ways:
1.    You may submit a proxy to vote over the Internet. If you have Internet access, you may submit a proxy to vote from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Submit a Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.    You may submit a proxy to vote by telephone. You may submit a proxy to vote by proxy by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit a Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.    You may submit a proxy to vote by mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return and sign the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.    You may vote your shares online while virtually attending the Special Meeting. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/CRIS2023SM. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.
Submitting a proxy to vote by Internet or telephone must be completed by 11:59 p.m. Eastern Time on September 25, 2023.
Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then you may vote or submit a proxy to vote as follows:
1.     Submit a Proxy Over the Internet or by Telephone. You will receive instructions from your bank, brokerage firm or other nominee if they permit submission of proxies by Internet or telephone. You should follow those instructions.
2.     Submit a Proxy By Mail. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can submit a proxy to vote your shares by mail. You should follow those instructions.
3.    Vote Online While Virtually Attending the Special Meeting. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares online during the Special Meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2023SM.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy to vote over the Internet or by telephone, return your proxy by mail or vote online at the Special Meeting.
If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. The Authorized Shares Proposal, Reverse Stock Split Proposal and the Adjournment Proposal are matters on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If your shares are held by a bank, brokerage firm or other nominee in street name and you do not timely provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on the Authorized Shares Proposal, Reverse Stock Split Proposal and the Adjournment Proposal.
Can I change my vote after I have mailed my proxy card?
Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by doing any one of the following things:
•    signing and returning another proxy card with a later date;
•    giving our corporate secretary written notice before the Special Meeting that you want to revoke your proxy; or
•    voting online while virtually attending the Special Meeting.
Your virtual attendance at the Special Meeting alone will not revoke your proxy. Any mailed revocation sent to Curis must include the stockholder’s name and must be received by the day prior to the Special Meeting to be effective.
If you submit a proxy to vote your shares over the Internet prior to the Special Meeting, only your latest Internet proxy submitted prior to the Special Meeting will be counted at the Special Meeting.
If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting, that is, at least 58,852,278 shares.
Shares of our common stock represented in person or by proxy (including shares that are represented in person or by proxy but abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the Special Meeting.
If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.
What vote is required for each item?
Proposal 1 – Adoption and Approval of the Authorized Shares Proposal. The affirmative vote of a majority of the votes cast will be required for the adoption and approval of Proposal 1. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 1. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the outcome of Proposal 1. If you ABSTAIN from voting on Proposal 1, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 1.
Proposal 2 – Adoption and Approval of the Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast will be required for the adoption and approval of Proposal 2. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 2. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the outcome of Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 2.
Proposal 3 – Approval of the Adjournment Proposal. The affirmative vote of a majority of the votes cast will be required for the approval of Proposal 3. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 3. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the outcome of Proposal 3. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 3.
How will votes be counted?
Each share of common stock will be counted as one vote, whether voted by you online during the Special Meeting or submitted by proxy.
Who will count the votes?
Broadridge Financial Solutions, Inc. will serve as the inspector of elections for the Special Meeting and will count, tabulate and certify the votes.
How do I submit a question at the Special Meeting?
If you wish to submit a question, on the day of the Special Meeting, beginning at 9:45 a.m., Eastern Time on September 26, 2023, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CRIS2023SM, click the Q&A button, type your question into the “Submit a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2023SM in advance of the Special Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the Special Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:
FOR the approval of the Authorized Shares Proposal (Proposal 1);
FOR the approval of the Reverse Stock Split Proposal (Proposal 2); and
FOR the approval of the Adjournment Proposal (Proposal 3).
Will any other business be conducted at the Special Meeting or will other matters be voted on?
No, under Section 3.5 of our Amended and Restated By-Laws, the business to be transacted at any special meeting of the company’s stockholders is limited to the matters stated in the notice of the meeting.
Where can I find the voting results?
We are required to report the voting results from the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the Special Meeting.
Who bears the costs of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Whom should I contact if I have any questions?
If you have any questions about the Special Meeting or your ownership of our common stock, please contact:
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
Attention: Secretary
(617) 503-6500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of July 31, 2023, with respect to the beneficial ownership of shares of our common stock by:
•    each person known to us to beneficially own more than 5% of the outstanding shares of our common stock,
•    each of our directors,
•    each of our named executive officers; and
•    all directors and executive officers as a group.
As of July 31, 2023, we had 117,704,554 shares of common stock outstanding. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table below, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying options to purchase common stock that may be exercised within 60 days after July 31, 2023. Such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power over such shares or other relationship.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	+ Shares Acquirable Within 60 Days	=	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
Entities affiliated with Kingdon Capital Management, LLC (3)	6,182,961	—		6,182,961	5.25%
Entities affiliated with Maverick Capital, Ltd. (4)	11,645,403	—		11,645,403	9.89%
Entities affiliated with M28 Capital Master Fund LP (5)	8,439,024	—		8,439,024	7.17%

Directors and Named Executive Officers:
Anne E. Borgman, M.D. (6)	—	—		—	—
Martyn D. Greenacre	26,089	522,000		548,089	*
John A. Hohneker, M.D.	—	95,937		95,937	*
Kenneth I. Kaitin, Ph.D.	28,121	522,000		550,121	*
Marc Rubin, M.D.	28,819	522,000		550,819	*
James E. Dentzer	109,837	3,672,745		3,782,582	3.21%
Diantha Duvall (7)	—	135,000		135,000	*
Robert E. Martell, M.D., Ph.D (8).	23,027	1,244,121		1,267,148	1.08%
William E. Steinkrauss (9)	83,408	—		83,408	*

All current directors and executive officers as a group (8 persons)	192,866	5,469,682		5,662,548	4.81%

*    Less than 1% of the outstanding common stock.
(1)    None of our directors or named executive officers has pledged any of their shares as security.
(2)    The percent of ownership for each stockholder on July 31, 2023 is calculated by dividing (1) the stockholder’s total beneficial ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of (i) 117,704,554 shares of our common stock that were outstanding on July 31, 2023 and (ii) any shares of common stock subject to options held by such person that will be exercisable within 60 days of July 31, 2023.
(3)    This information is based on information provided by Kingdon Capital Management, LLC regarding its affiliated entities’ beneficial ownership of our common stock as of July 31, 2023. Kingdon Capital Management, LLC manages M. Kingdon Offshore Master Fund, LP, which owns 5,502,284 shares of our common stock, and Kingdon Healthcare Master Fund, LP, which owns 680,677 shares of our common stock. Mark Kingdon is the managing member of Kingdon GP, LLC and Kingdon GP II, LLC, which is the general partner of M. Kingdon Offshore Master Fund, LP and M. Kingdon Healthcare Master Fund, LP, respectively. Mr. Kingdon and Kingdon GP, LLC may each be deemed to have shared voting power and shared dispositive power with respect to 5,502,284 shares of our common stock, and Mr. Kingdon and Kingdon GP II, LLC may each be deemed to have shared voting power and shared dispositive power with respect to 680,677 shares of our common stock. The principal business address of (i) Kingdon Capital Management, LLC, (ii) M. Kingdon Offshore Master Fund, LP, (iii) Kingdon Healthcare Master Fund, LP, and (iv) Mr. Kingdon is c/o Kingdon Capital Management, LLC, 152 W. 57th Street, 50th Floor, New York, NY 10019.
(4)    This information is based on a Schedule 13G/A filed with the SEC on February 14, 2023 by entities affiliated with Maverick Capital, Ltd. and information provided by such entities regarding their beneficial ownership of our common stock as of July 31, 2023. Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of shares of our common stock through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. Each of Maverick Capital, Ltd., Maverick Capital Management, LLC, and Mr. Ainslie may be deemed to have shared voting power and shared dispositive power with respect to 3,182,469 shares of our common stock held by Maverick Fund USA, Ltd., 2,862,973 shares of our common stock held by Maverick Fund II, Ltd, 1,577,245 shares of our common stock held by Maverick Long Fund, Ltd., 1,272,391 shares of our common stock held by Maverick Long Enhanced Fund, Ltd., and 2,750,325 shares of our common stock held by Maverick HP, L.P. The principal business address of (i) Maverick Capital, Ltd., (ii) Maverick Capital Management, LLC and (iii) the entities affiliated with Maverick Capital, Ltd. is c/o Maverick Capital, Ltd., 1900 N. Pearl Street, 20th Floor, Dallas, TX 75201. The principal business address of Mr. Ainslie is 360 South Rosemary Ave., Suite 1440, West Palm Beach, FL 33401.
(5)    This information is based on information provided by M28 Capital Fund GP LLC, as General Partner of M28 Capital Master Fund LP, regarding M28 Capital Master Fund LP’s beneficial ownership of our common stock as of July 31, 2023. M28 Capital Management LP is the investment manager of M28 Capital Master Fund LP. Marc Elia is the founder and Chief Investment Officer of M28 Capital Management LP. Each of M28 Capital Master Fund LP, M28 Capital Fund GP LLC, M28 Capital Management LP and Mr. Elia may be deemed to have shared voting power and share dispositive power with respect to 8,439,024 shares of our common stock held directly by M28 Capital Master Fund LP. The principal business address of (i) M28 Capital Master Fund LP, (ii) M28 Capital Fund GP LLC, (iii) M28 Capital Management LP, and (iv) Mr. Elia is 700 Canal St, 2nd Floor, Stamford, CT 06902.
(6)    Dr. Borgman was elected to our board of directors on October 12, 2022.
(7)    Ms. Duvall joined our company on July 26, 2022 as senior vice president of strategy and began serving as our chief financial officer on August 5, 2022.
(8)    Dr. Martell ceased serving as an executive officer as of May 2, 2023.
(9)    Mr. Steinkrauss served as our chief financial officer and chief administrative officer until August 4, 2022. This information is based upon our equity compensation plan administrator records through August 4, 2022.

PROPOSAL 1 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
On August 3, 2023, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 232,812,500 to 460,625,000 and the number of authorized shares of our common stock from 227,812,500 to 455,625,000. Our Restated Certificate of Incorporation authorized 232,812,500 shares of capital stock, consisting of 227,812,500 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The proposed amendment would not increase or otherwise affect our authorized preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional shares of capital stock, consisting of shares of common stock to be authorized by adoption of the amendment, would have rights identical to our currently outstanding common stock.
A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders adopt and approve the Authorized Shares Proposal (this Proposal 1), subject to the discretion of the board, we will file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.
Purpose
Our board of directors believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of our common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.
We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:
•financing transactions, such as public or private offerings of common stock or convertible securities, including under our sales agreement (the “ATM Agreement”), with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) and JonesTrading Institutional Services LLC (“JonesTrading”);
•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•strategic investments or acquisitions of other businesses or assets; and
•other corporate purposes that have not yet been identified.
We currently have no specific plans, arrangements or understandings to issue additional shares of common stock, except for the issuance of common stock pursuant to our equity incentive plans, inducement grant awards or exercise and vesting of our outstanding options and restricted stock awards, and any potential issuances under the ATM Agreement as described below. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.
We have entered into the ATM Agreement pursuant to which we may issue shares of our common stock following such an increase in our authorized shares. On March 16, 2021, we entered into the ATM Agreement with Cantor Fitzgerald and Jones Trading, pursuant to which we may sell from time to time up to $100,000,000 of shares of our common stock through an “at the market offering” program under which Cantor and JonesTrading will act as sales agents (under which we have sold 4,583,695 shares, representing gross proceeds of $6.3 million as of July 31, 2023). We may choose to sell shares of our common stock pursuant to the ATM Agreement in the future.

As of July 31, 2023, a total of 117,704,554 shares of common stock were issued and outstanding, and there were no shares of preferred stock issued or outstanding. As of July 31, 2023, there were options to purchase an aggregate of 17,278,971 shares of common stock outstanding, composed of 14,439,703 shares underlying options granted under our Fourth Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and 2,839,268 shares underlying options granted as inducement awards. Additionally, an aggregate of 22,516,299 shares of common stock are reserved for future issuance under the 2010 Plan, and 788,029 shares of common stock are reserved for issuance under our Amended and Restated 2010 Employee Stock Purchase Plan. Accordingly, out of the 227,812,500 shares of common stock authorized, 117,704,554 shares are issued and outstanding, 17,278,971 shares are reserved for issuance and 23,304,328 authorized shares of common stock remain for future issuance.
Possible Effects of the Amendment
If the amendment to our Restated Certificate of Incorporation is adopted and approved, the additional authorized shares of common stock would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.
The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a takeover of the company, and the amendment to our Restated Certificate of Incorporation has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as a type of anti-takeover device.
The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that if this amendment is adopted, approved and filed with the Secretary of State of the State of Delaware, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 232,812,500 TO 460,625,000 AND THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 227,812,500 TO 455,625,000 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT
We are seeking stockholder adoption and approval of an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock by a ratio of not less than 1-for-5 and not more than 1-for-25, and a proportionate reduction in the number of authorized shares of capital stock and common stock (the “Reverse Stock Split”), with such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors without further approval or authorization of our stockholders. As further described below, if this proposal is adopted and approved, our board of directors may determine to effect the Reverse Stock Split at any time prior to December 31, 2023 by a ratio of not less than 1-for-5 and not more than 1-for-25, and may determine to effect such Reverse Stock Split promptly after the Special Meeting if such stockholder approval is received. As set forth on Appendix B, by adoption and approval of this Proposal 2, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Stock Split at each of the ratios between and including 1-for-5 and 1-for-25.
The form of the proposed certificate of amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached as Appendix B to this proxy statement. Adoption and approval of the Reverse Stock Split Proposal (this Proposal 2) would permit (but not require) our board of directors to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split by a ratio of not less than 1-for-5 and not more than 1-for-25 with the exact ratio to be set within this range as determined by our board of directors in its sole discretion, provided that the board of directors must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than December 31, 2023. If our board of directors determines to effect the Reverse Stock Split, (i) the exact ratio of the Reverse Stock Split will be determined by the board of directors prior to the effective time of the Reverse Stock Split and will be publicly announced by us prior to such effective time and (ii) the amendment to the Restated Certificate of Incorporation setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned. We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range and within the specified time period will provide us with the flexibility to implement the Reverse Stock Split in a manner and at a time designed to maximize the anticipated benefits for our stockholders.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders adopt and approve the Reverse Stock Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the range of 1-for-5 to 1-for-25, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, if any, following the receipt of stockholder adoption and approval, our board of directors may consider, among other things, factors such as:

•Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
•the historical trading prices and trading volume of our common stock;
•the number of shares of our common stock outstanding prior to and after the Reverse Stock Split;
•the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split (including the reduction in the number of outstanding shares) on the trading prices and trading volume for our common stock;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•business developments affecting us; and
•prevailing general market and economic conditions.
The Reverse Stock Split would also proportionately reduce the number of authorized shares of capital stock and common stock. The Reverse Stock Split will not change the number of authorized shares of preferred stock. The Reverse Stock Split will not change the par value of the common stock or the preferred stock.

Background and Reasons for the Reverse Stock Split
Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “CRIS.” Our board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on the Nasdaq Capital Market, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our company’s and the stockholders’ best interests.
If our stockholders adopt and approve the Reverse Stock Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. Our board of directors currently intends to effect the Reverse Stock Split, if adopted and approved.
Our common stock was previously listed on the Nasdaq Global Market under the symbol “CRIS”. The standards of the Nasdaq Global Market required us to maintain, among other things, a $1.00 per share minimum bid price in order to stay in compliance with listing requirements. On October 21, 2022, we received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market. We were provided an initial period of 180 calendar days, or until April 19, 2023, to regain compliance with the minimum bid price requirement. On April 20, 2023, our transfer from the Nasdaq Global Market to the Nasdaq Capital Market was approved, and we were provided an additional 180 calendar days (the “Second Compliance Period”), or until October 16, 2023 (the “Second Compliance Date”), to regain compliance with the minimum bid price requirement. The transfer became effective at the opening of business on April 24, 2023.
Since April 24, 2023, our common stock has been listed on the Nasdaq Capital Market under the symbol “CRIS”. If at any time before the Second Compliance Date, the bid price for our common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, we may be eligible to regain compliance with the minimum bid price requirement. However, under certain circumstances Nasdaq could require that the bid price exceed $1.00 for more than ten consecutive trading days before determining that we comply with Nasdaq’s continued listing standards. We may not be able to meet the $1.00 minimum bid price requirement of the Nasdaq Capital Market unless we effect a reverse stock split no later than ten business days prior to the Second Compliance Date, or September 29, 2023, to increase the per share market price of our common stock in order to regain compliance. Therefore, our board of directors may determine to effect the Reverse Stock Split to the extent necessary in order to maintain our listing on the Nasdaq Capital Market.
If we do not regain compliance with the minimum bid price requirement by the Second Compliance Date, or we do not comply with the terms of the Second Compliance Period, then Nasdaq will provide notice to us that our common stock will be subject to delisting. At that time, we may appeal the Nasdaq staff’s delisting determination to a Hearings Panel (the “Panel”). We would expect our common stock to remain listed pending the Panel’s decision. However, there can be no assurance that, even if we do appeal the Nasdaq staff’s delisting determination to the Panel, such appeal would be successful.
In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split will help us avoid delisting from Nasdaq and any resulting consequences.
In addition, in determining to seek authorization for the Reverse Stock Split, our board of directors considered that the implementation of a reverse stock split is likely to increase the trading price of our common stock as a result of the reduction in the number of shares outstanding. Our board of directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.
For example, some investors may prefer to invest in stocks that trade at a per-share price range more typical of companies listed on The Nasdaq Capital Market or the Nasdaq Global Market, and, because of the trading volatility often associated with low-priced stocks, certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. In addition, brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.
Although we expect that the Reverse Stock Split will increase the market price of our common stock as a result of having fewer outstanding shares, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per-share trading price of our common stock above $1.00 to meet the minimum bid price requirement. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the trading price of our common stock will increase following the Reverse Stock Split, that the trading price of our common stock will not decrease in the future or that we will remain in or be able to resume compliance with the Nasdaq listing requirement. Additionally, we cannot assure you that the trading price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive business days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, including for reasons unrelated to the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per-share trading price does not increase as a result of the Reverse Stock Split. For instance, if the Reverse Stock Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Reservation of Right to Abandon the Amendment to our Restated Certificate of Incorporation and the Reverse Stock Split
Our board of directors reserves the right to abandon the amendment to our Restated Certificate of Incorporation described in this Reverse Stock Split Proposal without further action by our stockholders, even if stockholders adopt and approve such amendment at the Special Meeting, if at any time prior to the filing or effectiveness of a certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, our board of directors determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interest of our company and our stockholders. If we do not file a certificate of amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware on or before December 31, 2023, our board of directors will be deemed to have abandoned the Reverse Stock Split.

By voting in favor of the amendment to our Restated Certificate of Incorporation, stockholders are also expressly authorizing the board of directors to determine not to proceed with, or abandon, the Reverse Stock Split if it should so decide. Additionally, if our board of directors determines to effect the Reverse Stock Split, the amendment to the Restated Certificate of Incorporation setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned.

Procedure for Implementing the Reverse Stock Split
If stockholders adopt and approve the Reverse Stock Split Proposal and if our board of directors elects to implement the Reverse Stock Split (with the ratio to be determined in the discretion of the board of directors within the parameters described), the Reverse Stock Split would become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (or at a later date specified in the certificate of amendment) and any amendment to effect the Reverse Stock Split at any of the other stockholder-approved ratios will be abandoned. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filing of the certificate of amendment effecting the Reverse Stock Split occur after December 31, 2023. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before December 31, 2023, our board of directors will be deemed to have abandoned the Reverse Stock Split for each of the stockholder-approved ratios.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
If our stockholders adopt and approve the Reverse Stock Split Proposal and our board of directors elects to implement the Reverse Stock Split, depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every 5 and a maximum of every 25 shares of issued common stock will be combined into one new share of common stock.
If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our common stock issued, and a corresponding decrease in the number of shares of capital stock and common stock we are authorized to issue. The actual number of shares of common stock authorized, issued, and issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors. As of July 31, 2023, there were no shares of common stock held by us in treasury, and therefore the Reverse Stock Split is not expected to have any effect on treasury shares.
Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.
Assuming Reverse Stock Split ratios of 1-for-5, 1-for-15 and 1-for-25, which reflect the low end, middle and high end of the range that our stockholders are being asked to adopt and approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options and (iii) the weighted-average exercise price of outstanding options, each giving effect to the Reverse Stock Split and based on 117,704,554 shares of common stock outstanding as of July 31, 2023, without giving effect to any adjustments for fractional shares.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-25
Number of Shares of Common Stock Issued and Outstanding	117,704,554	23,540,911	7,846,970	4,708,182
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options	17,278,971	3,455,794	1,151,931	691,159
Weighted-Average Exercise Price of Outstanding Options	$2.44	$12.20	$36.60	$61.00
If our board of directors does not implement the Reverse Stock Split prior to December 31, 2023, the authority granted in this proposal to implement the Reverse Stock Split would terminate.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

If our board of directors elects to implement the Reverse Stock Split, then, for purposes of implementing the Reverse Stock Split, we intend that shares held by stockholders through a bank, brokerage firm or other nominee will be treated in the same manner as registered stockholders whose shares are registered in their names. Banks, brokerage firms or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokerage firms or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, brokerage firm or other nominee and who have any questions in this regard are encouraged to contact their banks, brokerage firms or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on our transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have physical stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares of common stock registered in their accounts.
Stockholders who hold shares of common stock electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic.
Exchange of Stock Certificates
If the Reverse Stock Split is effected, each certificate that immediately prior to the effectiveness of the Reverse Stock Split represented shares of common stock (“Old Certificate(s)”) shall, from and after the effective time of the Reverse Stock Split be deemed to represent the whole number of shares of common stock held by such stockholder post-Reverse Stock Split. However, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their Old Certificate(s) for shares held in book-entry form at the transfer agent in their direct registration system representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, Computershare Trust Company, N.A. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange, except stockholders will be responsible for the applicable fees for lost certificates. As soon as practicable after the effective time of the Reverse Stock Split, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY IF WE EFFECT A REVERSE STOCK SPLIT AND YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
As soon as practicable after the surrender to our transfer agent of any Old Certificate(s), together with a properly completed and duly executed letter of transmittal and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry in the name of such person.
Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock, as applicable, resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.
Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our transfer agent.
Fractional Shares
If our board of directors elects to implement the Reverse Stock Split, fractional shares will not be issued. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will have such fractional share of common stock rounded up to the nearest whole share. In any event, cash will not be paid for fractional shares.
Effect of the Reverse Stock Split on Employee Plans, Options and Restricted Stock Awards
Pursuant to the various instruments governing our then-outstanding restricted stock and stock option awards, in connection with the Reverse Stock Split, our board of directors will reduce the number of shares of common stock issued under such restricted stock awards or issuable upon the exercise of such stock options in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding stock options. In connection with such proportionate adjustments, the number of shares of common stock issued under such restricted stock awards will be rounded up to the nearest whole share, the number of shares of common stock issuable upon exercise of outstanding stock options will be rounded down to the nearest whole share, and the exercise prices of outstanding stock options will be rounded up to the nearest cent.
No Appraisal Rights
Stockholders do not have the right to dissent and obtain appraisal of, or payment for, such stockholder’s capital stock under the Delaware General Corporation Law, our Restated Certificate of Incorporation, or our bylaws in connection with the Reverse Stock Split.
Accounting Matters
As of the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, or “the Code,” U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as “the IRS”, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:
•Financial institutions;
•Insurance companies;
•Real estate investment trusts;
•Regulated investment companies;
•Grantor trusts;
•Tax-exempt organizations;
•Dealers or traders in securities, commodities or currencies;
•Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
•Stockholders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to any fractional share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered. The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As described above under “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will have such fractional share of common stock rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A U.S. Holder who receives one whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. We are not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences, including the effect on the U.S. Holder’s adjusted tax basis, of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.
No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED ABOVE IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3— ADJOURNMENT PROPOSAL
Our board of directors believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Authorized Shares Proposal (Proposal 1) and the Reverse Stock Split Proposal (Proposal 2), it may be in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to adopt and approve the Authorized Shares Proposal and/or the Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of either or both of the Authorized Shares Proposal or the Reverse Stock Split Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve either or both of the Authorized Shares Proposal or the Reverse Stock Split Proposal, or we have received proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against one or both of the Authorized Shares Proposal or the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Authorized Shares Proposal and/or the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Authorized Shares Proposal and/or the Reverse Stock Split Proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS
No other business that will be presented for consideration at the Special Meeting other than that described above.
Stockholder Proposals for 2024 Annual Meeting
Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2024 annual meeting of stockholders must be submitted to our secretary at our offices, 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, no later than December 13, 2023.
If a stockholder of Curis wishes to present a proposal at the 2024 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice no later than February 23, 2024 and no earlier than January 24, 2024. However, if the date of the 2024 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2023 annual meeting, the secretary must receive such notice not earlier than the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2024 annual meeting and (B) the tenth day following the day on which notice of the date of the 2024 annual meeting is given or public disclosure of the date of the 2024 annual meeting is made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations, including the requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Proxies
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
Householding of Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement if you write or call us at the following address or telephone number: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee (if the shares you own are held in “street name”), or you may contact us at the above address or telephone number.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:        That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation.
SECOND:    That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.
THIRD:    That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:
“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $0.01 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $0.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 460,625,000 shares, consisting of 455,625,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ____ day of _______, 2023.

                 CURIS, INC.

By: Title:	James E. Dentzer President and Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:     That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation.
SECOND:     That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the Board of Directors and stockholders of the Corporation.
THIRD:    That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:
“FOURTH: At 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[__]1 reverse stock split of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), shall become effective, pursuant to which each [__]1 shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation or issued and held by the Corporation in treasury immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 par value per share. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Stock Split a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Corporation shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.
Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (including those fractional shares issued by the Corporation in connection with the Reverse Stock Split to round the number of shares held by such holder at the Effective Time up to the nearest whole share); provided, however, that each stockholder of record holding a certificate or
1 Shall be a whole number determined by the Board of Directors and publicly announced by the Company prior to the Effective Time equal to or greater than five (5) and equal to or less than twenty-five (25) (the “Reverse Stock Split Number”) (it being understood that any such whole number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).

book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified (including those fractional shares issued by the Corporation in connection with the Reverse Stock Split to round the number of shares held by such holder at the Effective Time up to the nearest whole share). The Corporation is authorized to issue two classes of capital stock, one of which is designated as Common Stock, and the other of which is designated as preferred stock, $0.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is [__]2 shares, consisting of [__]3 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

2 This number will be a whole number equal to the sum of (x) 5,000,000 shares of Preferred Stock plus (y) a number of shares of Common Stock ascertained by dividing (i) the total number of authorized shares of Common Stock set forth in the Restated Certificate of Incorporation as in effect immediately prior to the Effective Time by (ii) the Reverse Stock Split Number (it being understood that any such whole number determined by such formula shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).
3 This number will be a whole number equal to a number of shares of Common Stock ascertained by dividing (i) the total number of authorized shares of Common Stock set forth in the Restated Certificate of Incorporation as in effect immediately prior to the Effective Time by (ii) the Reverse Stock Split Number (it being understood that any such whole number determined by such formula shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ___ day of _______, 2023.
CURIS, INC.

By: Title:	James E. Dentzer President and Chief Executive Officer

CURIS, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held September 26, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V21660-S71937

CURIS, INC.
Special Meeting of Stockholders
September 26, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefore, and revoking all prior proxies, hereby appoint(s) James E. Dentzer and Diantha Duvall, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Curis, Inc. (the "Company") to be held online on Tuesday, September 26, 2023, at 10:00 AM Eastern Time, at www.virtualshareholdermeeting.com/CRIS2023SM, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. The shares represented by this proxy will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors.** Virtual attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing. **WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE "FOR" PROPOSALS 1, 2, AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.**

Continued and to be signed on reverse side